In connection with the Annual Report on Form 10-KSB for the year ended September 30, 2005, (the "Report") of Alloy Steel International, Inc. (the "Company") as filed with the Securities and Exchange Commission on the date hereof I, Alan C. Winduss, Chief Financial Officer certify, pursuant to 18 U.S.C. 1350, that:

     (1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 22, 2005                 By: /s/Alan Winduss
                                            ------------------------------------
                                            Alan C. Winduss
                                            Chief Financial Officer